Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Universal Security Instruments, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Ault & Company, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Chief Executive Officer
Date:	6/6/2025

Alpha Structured Finance LP

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer of its Investment Manager
Date:	6/6/2025

Alpha Structured Finance GP LLC

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer of its Managing Member
Date:	6/6/2025

ACG Alpha Management LLC

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer
Date:	6/6/2025

Ault Lending, LLC

By:	/s/ David Katzoff
David Katzoff, Manager
Date:	6/6/2025

Ault Capital Group, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Executive Chairman
Date:	6/6/2025

Hyperscale Data, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Executive Chairman
Date:	6/6/2025

AULT MILTON C III

By:	/s/ Milton C. Ault, III
Milton C. Ault, III
Date:	6/6/2025

NISSER HENRY CARL

By:	/s/ Henry C. Nisser
Henry C. Nisser
Date:	6/6/2025